Exhibit 99.1

John Cummings

salesforce.com

Investor Relations

415-778-4188

jcummings@salesforce.com

Jane Hynes

salesforce.com

Public Relations

415-901-5079

jhynes@salesforce.com

Salesforce.com Announces Fiscal 2014 Second Quarter Results

•	Revenue of $957 Million, up 31% Year-Over-Year

•	Deferred Revenue of $1.8 Billion, up 34% Year-Over-Year

•	Unbilled Deferred Revenue of Approximately $3.8 Billion, up 36% Year-Over-Year

•	Operating Cash Flow of $183 Million, up 34% Year-Over-Year

•	Initiates Third Quarter Revenue Guide of $1.050 - $1.055 Billion

•	Raises FY14 Revenue Guide to $4.000 - $4.025 Billion

SAN FRANCISCO, Calif. – August 29, 2013 – Salesforce.com (NYSE: CRM), the world’s #1 CRM platform (http://www.salesforce.com/), today announced results for its fiscal second quarter ended July 31, 2013.

“Salesforce.com continues to be the fastest growing software company of its size with year-over-year growth of more than 30% in revenue, deferred revenue, and operating cash flow,” said Marc Benioff, Chairman and CEO, salesforce.com. “I’m delighted to announce that just four years after delivering our first $1 billion revenue year, we are now poised to deliver our first $1 billion revenue quarter in the third quarter of fiscal 2014.”

Salesforce.com delivered the following results for its fiscal second quarter:

Revenue: Total Q2 revenue was $957 million, an increase of 31% on a year-over-year basis, benefited in part by the acquisition of ExactTarget which closed in July 2013. Subscription and support revenues were $903 million, an increase of 31% on a year-over-year basis. Professional services and other revenues were $54 million, an increase of 23% on a year-over-year basis.

Earnings per Share: Q2 diluted GAAP earnings per share was $0.12, and diluted non-GAAP earnings per share was $0.09. Q2 GAAP results were benefited by an approximate $129 million partial release of the tax valuation allowance. The company’s non-GAAP results exclude the effects of $110 million in stock-based compensation expense, $27 million in amortization of purchased intangibles, and $12 million in net non-cash interest expense related to the company’s convertible senior notes, and is based on a non-GAAP tax rate of approximately 40%. GAAP and non-GAAP EPS calculations are based on approximately 625 million diluted shares outstanding during the quarter, including approximately 20 million shares associated with the company’s convertible 0.75% senior notes due 2015.

Cash: Cash generated from operations for the fiscal second quarter was $183 million, an increase of 34% on a year-over-year basis. Total cash, cash equivalents and marketable securities finished the quarter at $930 million. During the quarter, the company raised $300 million from a term loan utilized in connection with the acquisition of ExactTarget.

Deferred Revenue: Deferred revenue on the balance sheet as of July 31, 2013 was $1.79 billion, an increase of 34% on a year-over-year basis, benefited in part by the acquisition of ExactTarget. Current deferred revenue increased by 37% year-over-year to $1.73 billion, benefited in part by longer invoice durations. Non-current deferred revenue decreased by 20% year-over-year to $55 million. Unbilled deferred revenue, representing business that is contracted but unbilled and off balance sheet, ended the second quarter at approximately $3.80 billion, up 36% on a year-over-year basis. In addition, the company recorded approximately $137 million related to the fair value of unbilled deferred revenue from acquisitions in “Customer liability, current and noncurrent” on the balance sheet under “Accounts payable, accrued expenses and other liabilities” and “Other noncurrent liabilities”.

As of August 29, 2013, salesforce.com is initiating revenue and EPS guidance for its third quarter of fiscal year 2014. In addition, the company is raising its full fiscal year 2014 revenue and non-GAAP EPS guidance previously provided on June 4, 2013.

Q3 FY14 Guidance: Revenue for the company’s third fiscal quarter is projected to be in the range of $1.050 billion to $1.055 billion, an increase of 33% to 34% year-over-year.

GAAP net loss per share is expected to be in the range of ($0.19) to ($0.18), while diluted non-GAAP EPS is expected to be in the range of $0.08 to $0.09. The non-GAAP estimate excludes the effects of stock-based compensation expense, expected to be approximately $139 million, amortization of purchased intangibles related to acquisitions, expected to be approximately $49 million, and net non-cash interest expense related to the convertible senior notes, expected to be approximately $13 million. EPS estimates assume a GAAP tax rate of approximately negative 4%, which reflects the estimated quarterly change in the tax valuation allowance, and a non-GAAP tax rate of approximately 39%. The GAAP EPS calculation assumes an average basic share count of approximately 601 million shares, and the non-GAAP EPS calculation assumes an average fully diluted share count of approximately 641 million shares.

Full Year FY14 Guidance: Revenue for the company’s full fiscal year 2014 is projected to be in the range of $4.000 billion to $4.025 billion, an increase of 31% to 32% year-over-year.

GAAP net loss per share is expected to be in the range of ($0.44) to ($0.42) while diluted non-GAAP EPS is expected to be in the range of $0.32 to $0.34. The non-GAAP estimate excludes the effects of stock-based compensation expense, expected to be approximately $511 million, amortization of purchased intangibles related to acquisitions, expected to be approximately $146 million, and net non-cash interest expense related to the convertible senior notes, expected to be approximately $47 million. EPS estimates assume a GAAP tax rate of approximately 31%, which reflects the estimated annual change in the tax valuation allowance, and a non-GAAP tax rate of approximately 38%. Note that the tax valuation allowance adds complexity, causing potential volatility in our forecasted GAAP tax rate. The GAAP EPS calculation assumes an average basic share count of approximately 598 million shares, and the non-GAAP EPS calculation assumes an average fully diluted share count of approximately 635 million shares.

The following is a per share reconciliation of GAAP EPS to diluted non-GAAP EPS guidance for the third quarter and full fiscal year:

	Fiscal 2014
	Q3	FY2014
GAAP EPS Range*	($0.19) - ($0.18)	($0.44) - ($0.42)
Plus
Amortization of purchased intangibles	$0.08	$0.23
Stock-based expense	$0.22	$0.81
Amortization of debt discount, net	$0.02	$0.07
Less
Income tax adjustments**	$(0.05)	$(0.35)

Non-GAAP diluted EPS	$0.08 - $0.09	$0.32 - $0.34
Shares used in computing basic net income per share (millions)	601	598
Shares used in computing diluted net income per share (millions)	641	635

*	For Q3 and FY14 GAAP EPS loss, basic number of shares used for calculation
**	The Company’s non-GAAP tax provision excludes the tax effects of expense items described above and certain tax items not directly related to the current fiscal year ordinary operating results. Examples of such tax items include, but are not limited to, changes in the valuation allowance related to deferred tax assets, certain acquisition-related costs and unusual or infrequently occurring items.

Quarterly Conference Call

Salesforce.com will host a conference call to discuss its fiscal second quarter results at 2:00 p.m. Pacific Time today. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company’s Investor Relations Web site: http://www.salesforce.com/investor. In addition, an archive of the audiocast can be accessed through the same link. Participants who choose to call in to the conference call can do so by dialing domestically 866-901-SFDC or 866-901-7332 and internationally at +1 706-902-1764, passcode 28431505. A replay will be available at 800-585-8367 or +1 855-859-2056, passcode 28431505, until midnight (Eastern Time) September 29, 2013.

About salesforce.com

Salesforce.com is the world’s largest provider of customer relationship management (CRM) software. For more information about salesforce.com (NYSE: CRM), visit: www.salesforce.com.

Any unreleased services or features referenced in this or other press releases or public statements are not currently available and may not be delivered on time or at all. Customers who purchase salesforce.com applications should make their purchase decisions based upon features that are currently available. Salesforce.com has headquarters in San Francisco, with offices in Europe and Asia, and trades on the New York Stock Exchange under the ticker symbol “CRM.” For more information please visit http://salesforce.com or call 1-800-NO-SOFTWARE.

###

Non-GAAP Financial Measures: This press release includes information about non-GAAP EPS and non-GAAP tax rates (collectively the “non-GAAP financial measures”). Non-GAAP EPS estimates exclude the impact of the following non-cash items: stock-based compensation, amortization of acquisition-related intangibles, and the net amortization of debt discount on the company’s convertible senior notes, as well as income tax adjustments. The purpose of the non-GAAP tax rate is to quantify the excluded tax adjustments and the tax consequences associated with the above excluded non-cash expense items. These non-GAAP financial measures are not measurements of financial performance prepared in accordance with U.S. generally accepted accounting principles. The method used to produce non-GAAP financial measures is not computed according to GAAP and may differ from the methods used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP.

The primary purpose of these non-GAAP measures is to provide supplemental information that may prove useful to investors who wish to consider the impact of certain non-cash items on the company’s operating performance. Non-cash stock-based compensation, amortization of acquisition-related intangible assets, and the net amortization of debt discount on the company’s convertible senior notes are being excluded from the company’s FY14 financial results because the decisions which gave rise to these expenses were not made to increase revenue in a particular period, but were made for the company’s long-term benefit over multiple periods. While strategic decisions, such as those related to the issuance of equity awards, resulting in stock-based compensation, the acquisitions of companies, or the issuance of convertible senior notes, are made to further the company’s long-term strategic objectives and impact the company’s statement of operations under GAAP measures, these items affect multiple periods and management is not able to change or affect these items in any particular period. As such, supplementing GAAP disclosure with non-GAAP disclosure using the non-GAAP measures provides management with an additional view of operational performance by excluding expenses that are not directly related to performance in any particular period, and management uses both GAAP and non-GAAP measures when planning, monitoring, and evaluating the company’s performance.

In addition, the majority of the company’s industry peers report non-GAAP operating results that exclude certain non-cash or non-recurring items, such as certain one-time charges. As significant unusual or discrete events occur, such as the changes in valuation allowance against the company’s deferred tax assets, the results may be excluded in the period in which the events occur. Management believes that the provision of supplemental non-GAAP information will enable a more complete comparison of the company’s relative performance.

Specifically, management is excluding the following items from its non-GAAP EPS for Q2 and its non-GAAP estimates for Q3 and FY14:

•	Stock-Based Expenses: The company’s compensation strategy includes the use of stock-based compensation to attract and retain employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

•	Amortization of Purchased Intangibles: The company views amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names, customer lists and customer relationships, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.

•

Amortization of Debt Discount: Under GAAP, certain convertible debt instruments that may be settled in cash (or other assets) on conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. Accordingly, for GAAP purposes we are required to recognize imputed interest expense on the company’s $575 million of convertible senior notes due 2015 that were issued in a private placement in January 2010 and the company’s $1.15 billion of convertible senior notes due 2018 that were issued in a private placement in March 2013. The imputed interest rates were approximately 5.9% for the convertible notes due 2015 and approximately 2.5% for the convertible notes due 2018, while the actual coupon interest rates of the notes were 0.75% and 0.25%, respectively. The difference between the imputed interest expense and the coupon interest expense, net of the interest amount capitalized, is excluded from management’s assessment of the company’s operating performance because management believes that this non-cash expense is not indicative of ongoing operating performance. Management believes that the exclusion of the non-cash interest expense provides investors an enhanced view of the company’s operational performance.

•	Income Tax Effects and Adjustments: The company’s non-GAAP tax provision excludes the tax effects of expense items described above and certain tax items not directly related to the current fiscal year’s ordinary operating results. Examples of such tax items include, but are not limited to, changes in the valuation allowance related to deferred tax assets, certain acquisition-related costs and unusual or infrequently occurring items. Management believes the exclusion of these income tax adjustments provides investors with useful supplemental information about the company’s operational performance.

###

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements about expected GAAP and non-GAAP financial and other operating results for the third fiscal quarter and the full fiscal year of 2014, including revenue, net income (loss), EPS, expected revenue run rate, expected tax rates, stock-based compensation expenses, amortization of purchased intangibles and debt discount, non-cash interest expense, shares outstanding, and changes in deferred tax asset valuation allowances. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements we make.

The risks and uncertainties referred to above include - but are not limited to - risks associated with possible fluctuations in the company’s financial and operating results; the company’s rate of growth and anticipated revenue run rate, including the company’s ability to convert deferred revenue and unbilled deferred revenue into revenue and, as appropriate, cash flow, and the continued growth and ability to maintain deferred revenue and unbilled deferred revenue; errors, interruptions or delays in the company’s service or the company’s Web hosting; breaches of the company’s security measures; the financial impact of any previous and future acquisitions, including ExactTarget; the nature of the company’s business model; the company’s ability to continue to release, and gain customer acceptance of, new and improved versions of the company’s service; successful customer deployment and utilization of the company’s existing and future services; changes in the company’s sales cycle; competition; various financial aspects of the company’s subscription model; unexpected increases in attrition or decreases in new business; the emerging markets in which the company operates; unique aspects of entering or expanding in international markets, the company’s ability to hire, retain and motivate employees and manage the company’s growth; changes in the company’s customer base; technological developments; regulatory developments; litigation related to intellectual property and other matters, and any related claims, negotiations and settlements; unanticipated changes in the company’s effective tax rate; factors affecting the company’s outstanding convertible notes and term loan; fluctuations in the number of shares we have outstanding and the price of such shares; foreign currency exchange rates; collection of receivables; interest rates; factors affecting our deferred tax assets and ability to value and utilize them, including the timing of when we once again achieve profitability on a pre-tax basis; the risks and expenses associated with the company’s real estate and office facilities space; and general developments in the economy, financial markets, and credit markets.

Further information on these and other factors that could affect the company’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings we make with the Securities and Exchange Commission from time to time, including the company’s Form 10-Q that will be filed for the second quarter ended July 31, 2013, and our Form 10-K filed for the fiscal year ended January 31, 2013. These documents are available on the SEC Filings section of the Investor Information section of the company’s website at www.salesforce.com/investor.

Salesforce.com, inc. assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

© 2013 salesforce.com, inc. All rights reserved. Salesforce, Sales Cloud, Service Cloud, Marketing Cloud, AppExchange, Salesforce Platform, and others are trademarks of salesforce.com, inc. Other brands featured herein may be trademarks of their respective owners.

salesforce.com, inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2013	2012	2013	2012
Revenues:
Subscription and support	$902,844	$687,493	$1,745,065	$1,342,713
Professional services and other	54,250	44,156	104,662	84,403

Total revenues	957,094	731,649	1,849,727	1,427,116
Cost of revenues (1)(2):
Subscription and support	160,908	118,519	314,458	227,263
Professional services and other	56,809	43,899	112,253	86,706

Total cost of revenues	217,717	162,418	426,711	313,969
Gross profit	739,377	569,231	1,423,016	1,113,147
Operating expenses (1)(2):
Research and development	148,079	99,442	280,018	194,218
Marketing and sales	480,621	380,160	947,111	749,949
General and administrative	150,534	103,095	280,284	204,695

Total operating expenses	779,234	582,697	1,507,413	1,148,862
Loss from operations	(39,857)	(13,466)	(84,397)	(35,715)
Investment income	4,387	7,173	7,741	11,634
Interest expense	(19,656)	(8,033)	(31,539)	(14,403)
Other income (expense)	(1,678)	294	(2,552)	(416)

Loss before benefit from income taxes	(56,804)	(14,032)	(110,747)	(38,900)
Benefit from income taxes (3)	133,407	4,203	119,629	9,596

Net income (loss)	$76,603	$(9,829)	$8,882	$(29,304)

Basic net income (loss) per share (4)	$0.13	$(0.02)	$0.02	$(0.05)
Diluted net income (loss) per share (4)	$0.12	$(0.02)	$0.01	$(0.05)
Shares used in computing basic net income (loss) per share (4)	593,955	557,700	591,210	555,156
Shares used in computing diluted net income (loss) per share (4)	624,656	557,700	623,865	555,156

(1) Amounts include amortization of purchased intangibles from business combinations, as follows:
Cost of revenues	$22,550	$17,668	$43,855	$35,116
Marketing and sales	4,476	2,407	6,936	5,834
(2) Amounts include stock-based expenses, as follows:
Cost of revenues	$9,981	$7,864	$20,659	$15,117
Research and development	26,032	16,089	50,461	31,756
Marketing and sales	56,133	44,781	115,935	86,768
General and administrative	18,330	16,683	38,150	33,042
(3) Amount includes a partial release of the tax valuation allowance as follows:	$128,828	$0	$128,828	$0
(4)	Prior period results have been adjusted to reflect the four for one stock split through a stock dividend which occurred in April 2013 (See Supplemental Diluted Share Count Information for additional details).

salesforce.com, inc.

Condensed Consolidated Statements of Operations

As a percentage of total revenues:

(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2013	2012	2013	2012
Revenues:
Subscription and support	94%	94%	94%	94%
Professional services and other	6	6	6	6

Total revenues	100	100	100	100
Cost of revenues (1)(2):
Subscription and support	17	16	17	16
Professional services and other	6	6	6	6

Total cost of revenues	23	22	23	22
Gross profit	77	78	77	78
Operating expenses (1)(2):
Research and development	15	14	15	14
Marketing and sales	50	52	51	53
General and administrative	16	14	15	14

Total operating expenses	81	80	81	81
Loss from operations	(4)	(2)	(4)	(3)
Investment income	0	1	0	1
Interest expense	(2)	(1)	(2)	(1)
Other income (expense)	0	0	0	0

Loss before benefit from income taxes	(6)	(2)	(6)	(3)
Benefit from income taxes (3)	14	1	6	1

Net income (loss)	8%	(1)%	0%	(2)%

(1) Amortization of purchased intangibles from business combinations as a percentage of total revenues, as follows:
Cost of revenues	2%	2%	2%	2%
Marketing and sales	0	0	0	0
(2) Stock-based expenses as a percentage of total revenues, as follows:
Cost of revenues	1%	1%	1%	1%
Research and development	3	2	3	2
Marketing and sales	6	6	6	6
General and administrative	2	2	2	2
(3) Amount includes a partial release of the tax valuation allowance as follows:	13%	0%	7%	0%

salesforce.com, inc.

Condensed Consolidated Balance Sheets

(in thousands)

	July 31,	January 31,
	2013	2013
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$579,881	$747,245
Short-term marketable securities	43,610	120,376
Accounts receivable, net	599,543	872,634
Deferred commissions	119,503	142,311
Prepaid expenses and other current assets (see additional metrics)	355,628	133,314

Total current assets	1,698,165	2,015,880
Marketable securities, noncurrent	306,517	890,664
Property and equipment, net (see additional metrics)	1,184,861	604,669
Deferred commissions, noncurrent	105,864	112,082
Capitalized software, net (see additional metrics)	537,380	207,323
Goodwill	3,503,681	1,529,378
Other assets, net (see additional metrics)	633,428	168,960

Total assets	$7,969,896	$5,528,956

Liabilities, temporary equity and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other liabilities (see additional metrics)	$764,083	$597,706
Deferred revenue	1,734,841	1,798,640
Convertible 0.75% senior notes, net	534,391	521,278
Term loan, current	30,000	0

Total current liabilities	3,063,315	2,917,624
Convertible 0.25% senior notes, net	1,035,271	0
Term loan, noncurrent	270,000	0
Deferred revenue, noncurrent	54,807	64,355
Other noncurrent liabilities	687,355	175,732

Total liabilities	5,110,748	3,157,711

Temporary equity	40,499	53,612

Stockholders’ equity:
Common stock (1)	596	586
Additional paid-in capital (1)	2,908,914	2,410,892
Accumulated other comprehensive income	11,239	17,137
Accumulated deficit	(102,100)	(110,982)

Total stockholders’ equity	2,818,649	2,317,633

Total liabilities, temporary equity and stockholders’ equity	$7,969,896	$5,528,956

(1)	Prior period results have been adjusted to reflect the four for one stock split through a stock dividend which occurred in April 2013 (See Supplemental Diluted Share Count Information for additional details).

salesforce.com, inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2013	2012	2013	2012
Operating activities:
Net income (loss)	$76,603	$(9,829)	$8,882	$(29,304)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	77,966	49,999	140,263	99,440
Amortization of debt discount and transaction costs	13,194	6,371	22,864	11,040
Amortization of deferred commissions	46,189	35,783	91,856	72,029
Expenses related to employee stock plans	110,476	85,417	225,205	166,683
Excess tax benefits from employee stock plans	1,278	(14,702)	(588)	(25,745)
Changes in assets and liabilities, net of business combinations:
Accounts receivable, net	(33,297)	(75,522)	336,592	237,138
Deferred commissions	(45,347)	(35,222)	(62,830)	(67,340)
Prepaid expenses and other current assets	(2,990)	(35,747)	(10,862)	(56,096)
Other assets	60	(891)	1,582	864
Accounts payable, accrued expenses, and other liabilities	(70,750)	128,071	(166,558)	(16,189)
Deferred revenue	9,801	2,469	(120,034)	(43,111)

Net cash provided by operating activities	183,183	136,197	466,372	349,409

Investing activities:
Business combinations, net of cash acquired	(2,592,571)	(10,078)	(2,614,732)	(58,991)
Land activity and building improvements	0	0	0	(4,106)
Strategic investments	(3,698)	(1,129)	(8,814)	(3,794)
Purchases of marketable securities	(56,458)	(107,101)	(320,745)	(594,904)
Sales of marketable securities	893,910	472,710	1,005,650	548,232
Maturities of marketable securities	6,046	47,188	20,604	84,887
Capital expenditures	(102,549)	(29,304)	(156,559)	(74,025)

Net cash provided by (used in) investing activities	(1,855,320)	372,286	(2,074,596)	(102,701)

Financing activities:
Proceeds from borrowings on convertible senior notes, net	0	0	1,132,750	0
Proceeds from issuance of warrants	0	0	84,800	0
Purchase of convertible note hedge	0	0	(153,800)	0
Proceeds from term loan, net	298,500	0	298,500	0
Proceeds from employee stock plans	40,195	33,824	106,719	127,391
Excess tax benefits from employee stock plans	(1,278)	14,702	588	25,745
Principal payments on capital lease obligations	(12,108)	(7,479)	(20,607)	(15,053)

Net cash provided by financing activities	325,309	41,047	1,448,950	138,083

Effect of exchange rate changes	(1,281)	10,415	(8,090)	8,655

Net increase (decrease) in cash and cash equivalents	(1,348,109)	559,945	(167,364)	393,446
Cash and cash equivalents, beginning of period	1,927,990	440,785	747,245	607,284

Cash and cash equivalents, end of period	$579,881	$1,000,730	$579,881	$1,000,730

salesforce.com, inc.

Additional Metrics

(Unaudited)

	Jul 31,		Apr 30,		Jan 31,	Oct 31,	Jul 31,	Apr 30,
	2013		2013		2013	2012	2012	2012
Full Time Equivalent Headcount	12,571	(1)	10,283		9,801	9,319	8,765	8,335
Financial data (in thousands):
Cash, cash equivalents and marketable securities	$930,008	(2)	$3,079,457	(3)	$1,758,285	$1,416,050	$1,804,265	$1,657,089
Deferred revenue, current and noncurrent	$1,789,648		$1,733,160		$1,862,995	$1,291,703	$1,337,184	$1,334,716
Principal due on convertible senior notes and term loan	$2,024,890		$1,724,890		$574,890	$574,890	$574,890	$574,890

(1)	Includes approximately 1,900 full time equivalents from the acquisition of ExactTarget.
(2)	Reflects the acquisition of ExactTarget for cash in July 2013.
(3)	Includes $1.1 billion of net proceeds from the convertible 0.25% senior note offering and hedge transactions in March 2013.

Selected Balance Sheet Accounts (in thousands):

	Jul 31,	Apr 30,	Jan 31,
	2013	2013	2013
Prepaid Expenses and Other Current Assets
Deferred income taxes, net	$14,157	$6,794	$7,321
Prepaid income taxes	25,965	25,785	21,180
Customer contract asset (4)	150,498	0	0
Prepaid expenses and other current assets	165,008	121,535	104,813

	$355,628	$154,114	$133,314

Property and Equipment, net
Land	$248,263	$248,263	$248,263
Building improvements	49,572	49,572	49,572
Computers, equipment and software	877,175	346,280	328,318
Furniture and fixtures	51,687	42,225	38,275
Leasehold improvements	252,828	216,686	193,181

	1,479,525	903,026	857,609
Less accumulated depreciation and amortization	(294,664)	(279,342)	(252,940)

	$1,184,861	$623,684	$604,669

Capitalized Software, net
Capitalized internal-use software development costs, net of accumulated amortization	$66,578	$62,666	$59,647
Acquired developed technology, net of accumulated amortization	470,802	129,763	147,676

	$537,380	$192,429	$207,323

Other Assets, net
Deferred income taxes, noncurrent, net	$8,189	$19,358	$19,212
Long-term deposits	13,917	12,730	13,422
Purchased intangible assets, net of accumulated amortization	448,976	50,494	49,354
Acquired intellectual property, net of accumulated amortization	12,820	13,854	13,872
Strategic investments	65,984	56,207	51,685
Customer contract asset (4)	48,029	0	0
Other	35,513	37,980	21,415

	$633,428	$190,623	$168,960

(4) Customer contract asset reflects future billings of amounts that were contractually committed by ExactTarget’s existing customers as of the acquisition date.

Accounts Payable, Accrued Expenses and Other Liabilities
Accounts payable	$66,859	$31,522	$14,535
Accrued compensation	239,961	205,922	311,595
Accrued other liabilities	227,626	167,533	138,165
Accrued income and other taxes payable	93,767	98,524	120,341
Accrued professional costs	16,751	11,908	10,064
Customer liability, current (5)	106,075	0	0
Accrued rent	13,044	11,671	3,006

	$764,083	$527,080	$597,706

Other Noncurrent Liabilities
Income taxes payable, noncurrent	$86,658	$49,239	$49,074
Long-term lease liabilities and other	570,114	137,049	126,658
Customer liability, noncurrent (5)	30,583	0	0

	$687,355	$186,288	$175,732

(5)	Customer liability reflects the legal obligation to provide future services that were contractually committed by ExactTarget’s existing customers but unbilled as of the acquisition date.

Selected Off-Balance Sheet Accounts

Unbilled Deferred Revenue, a non-GAAP measure

Unbilled deferred revenue was approximately $3.8 billion as of July 31, 2013, $3.6 billion as of April 30, 2013 and $3.5 billion as of January 31, 2013. The balance as of July 31, 2013 excludes the amount related to the fair value unbilled deferred revenue associated with the acquisition of ExactTarget because this amount is reflected on the balance sheet under “accounts payable, accrued expenses and other liabilities” and “other noncurrent liabilities”. Unbilled deferred revenue represents future billings under our non-cancelable subscription agreements that have not been invoiced and, accordingly, are not recorded in deferred revenue.

Supplemental Revenue Analysis

	Three Months Ended July 31,		Six Months Ended July 31,
	2013	2012	2013	2012
Revenues by geography (in thousands):
Americas	$678,535	$507,974	$1,309,643	$992,927
Europe	173,705	124,609	336,531	242,903
Asia Pacific	104,854	99,066	203,553	191,286

	$957,094	$731,649	$1,849,727	$1,427,116

As a percentage of total revenues:
Revenues by geography:
Americas	71%	69%	71%	70%
Europe	18	17	18	17
Asia Pacific	11	14	11	13

	100%	100%	100%	100%

	Three Months Ended July 31, 2013 compared to Three Months Ended July 31, 2012	Three Months Ended April 30, 2013 compared to Three Months Ended April 30, 2012	Three Months Ended July 31, 2012 compared to Three Months Ended July 31, 2011
Revenue constant currency growth rates (as compared to the comparable prior periods)
Americas	34%	30%	38%
Europe	34%	38%	40%
Asia Pacific	19%	17%	28%
Total growth	32%	30%	37%

We present constant currency information to provide a framework for assessing how our underlying business performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the weighted average exchange rate for the quarter being compared to for growth rate calculations presented, rather than the actual exchange rates in effect during that period.

	July 31, 2013	April 30, 2013	January 31, 2013
	compared to	compared to	compared to
	July 31, 2012	April 30, 2012	January 31, 2012
Deferred revenue, current and noncurrent constant currency growth rates (as compared to the comparable prior periods)
Total growth	34%	31%	34%

Supplemental Diluted Share Count Information (1)

(in thousands)

	Three Months Ended July 31,		Six Months Ended July 31,
	2013	2012	2013	2012
Weighted-average shares outstanding for basic earnings per share	593,955	557,700	591,210	555,156
Effect of dilutive securities (2):
Convertible senior notes	12,977	10,168	13,270	10,660
Warrants associated with the convertible senior note hedges	7,394	3,464	7,804	4,148
Employee stock awards	10,330	13,444	11,581	14,844

Adjusted weighted-average shares outstanding and assumed conversions for diluted earnings per share	624,656	584,776	623,865	584,808

(1)	Following the stockholders’ approval, the Company amended its certificate of incorporation on March 20, 2013, to increase the number of authorized shares of common stock from 400.0 million to 1.6 billion and effect a four for one stock split of the common stock through a stock dividend. Accordingly, all share and per share data presented herein reflect the impact of the increase in authorized shares and the stock split.
(2)	The effects of these dilutive securities were not included in the GAAP calculation of diluted net loss per share for the three and six months ended July 31, 2012 because the effect would have been anti-dilutive.

Supplemental Cash Flow Information

Free cash flow analysis, a non-GAAP measure

(in thousands)

	Three Months Ended July 31,		Six Months Ended July 31,
	2013	2012	2013	2012
Operating cash flow
GAAP net cash provided by operating activities	$183,183	$136,197	$466,372	$349,409
Less:
Capital expenditures	(102,549)	(29,304)	(156,559)	(74,025)

Free cash flow	$80,634	$106,893	$309,813	$275,384

Our free cash flow analysis includes GAAP net cash provided by operating activities less capital expenditures. The capital expenditures balance does not include any costs related to the purchase and activities related to land activity, building improvements and strategic investments.

Comprehensive Income (Loss)

(in thousands)

(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2013	2012	2013	2012
Net income (loss)	$76,603	$(9,829)	$8,882	$(29,304)
Other comprehensive income (loss), before tax and net of reclassification adjustments:
Foreign currency translation and other gains (losses)	(1,431)	10,135	(7,191)	6,947
Unrealized gains (losses) on investments	117	(961)	1,838	159

Other comprehensive income (loss), before tax	(1,314)	9,174	(5,353)	7,106
Tax effect	(1,173)	359	(545)	(59)

Other comprehensive income (loss), net of tax	(2,487)	9,533	(5,898)	7,047

Comprehensive income (loss)	$74,116	$(296)	$2,984	$(22,257)

salesforce.com, inc.

GAAP RESULTS RECONCILED TO NON-GAAP RESULTS

The following table reflects selected salesforce.com GAAP results reconciled to non-GAAP results

(in thousands, except per share data)

(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2013	2012	2013	2012
Gross profit
GAAP gross profit	$739,377	$569,231	$1,423,016	$1,113,147
Plus:
Amortization of purchased intangibles (a)	22,550	17,668	43,855	35,116
Stock-based expenses (b)	9,981	7,864	20,659	15,117

Non-GAAP gross profit	$771,908	$594,763	$1,487,530	$1,163,380

Operating expenses
GAAP operating expenses	$779,234	$582,697	$1,507,413	$1,148,862
Less:
Amortization of purchased intangibles (a)	(4,476)	(2,407)	(6,936)	(5,834)
Stock-based expenses (b)	(100,495)	(77,553)	(204,546)	(151,566)

Non-GAAP operating expenses	$674,263	$502,737	$1,295,931	$991,462

Income from operations
GAAP loss from operations	$(39,857)	$(13,466)	$(84,397)	$(35,715)
Plus:
Amortization of purchased intangibles (a)	27,026	20,075	50,791	40,950
Stock-based expenses (b)	110,476	85,417	225,205	166,683

Non-GAAP income from operations	$97,645	$92,026	$191,599	$171,918

Non-operating income (loss) (c)
GAAP non-operating loss	$(16,947)	$(566)	$(26,350)	$(3,185)
Plus: Amortization of debt discount, net	12,352	6,207	21,592	11,090

Non-GAAP non-operating income (loss)	$(4,595)	$5,641	$(4,758)	$7,905

Net income
GAAP net income (loss)	$76,603	$(9,829)	$8,882	$(29,304)
Plus:
Amortization of purchased intangibles (a)	27,026	20,075	50,791	40,950
Stock-based expenses (b)	110,476	85,417	225,205	166,683
Amortization of debt discount, net	12,352	6,207	21,592	11,090
Partial release of the tax valuation allowance (f)	128,828	0	128,828	0
Less:
Income tax effects and adjustments	(298,990)	(41,154)	(318,039)	(74,249)

Non-GAAP net income	$56,295	$60,716	$117,259	$115,170

Diluted earnings per share (e)
GAAP diluted income (loss) per share (d)	$0.12	$(0.02)	$0.01	$(0.05)
Plus:
Amortization of purchased intangibles	0.04	0.03	0.08	0.07
Stock-based expenses	0.18	0.15	0.36	0.29
Amortization of debt discount, net	0.02	0.01	0.03	0.02
Partial release of the tax valuation allowance	0.21	0.00	0.21	0.00
Less:
Income tax effects and adjustments	(0.48)	(0.07)	(0.50)	(0.13)

Non-GAAP diluted earnings per share	$0.09	$0.10	$0.19	$0.20

Shares used in computing diluted net income per share (e)	624,656	584,776	623,865	584,808

a) Amortization of purchased intangibles were as follows:
	Three Months Ended July 31,		Six Months Ended July 31,
	2013	2012	2013	2012
Cost of revenues	$22,550	$17,668	$43,855	$35,116
Marketing and sales	4,476	2,407	6,936	5,834

	$27,026	$20,075	$50,791	$40,950

b) Stock-based expenses were as follows:
	Three Months Ended July 31,		Six Months Ended July 31,
	2013	2012	2013	2012
Cost of revenues	$9,981	$7,864	$20,659	$15,117
Research and development	26,032	16,089	50,461	31,756
Marketing and sales	56,133	44,781	115,935	86,768
General and administrative	18,330	16,683	38,150	33,042

	$110,476	$85,417	$225,205	$166,683

c)	Non-operating income (loss) consists of investment income, interest expense and other income (expense).
d)	Reported GAAP loss per share was calculated using the basic share count.
Non-GAAP diluted earnings per share was calculated using the diluted share count.
e)	Prior period results have been adjusted to reflect the four for one stock split through a stock dividend which occurred in April 2013 (See Supplemental Diluted Share Count Information for additional details).
f)	One-time, non-cash benefit to income tax expense to release a portion of our valuation allowance against a significant portion of deferred tax assets. The valuation allowance was established in the fiscal third quarter 2013.

salesforce.com, inc.

COMPUTATION OF BASIC AND DILUTED GAAP AND NON-GAAP NET INCOME (LOSS) PER SHARE (1)

(in thousands, except per share data)

(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2013	2012	2013	2012
GAAP Basic Net Income (Loss) Per Share
Net income (loss)	$76,603	$(9,829)	$8,882	$(29,304)
Basic net income (loss) per share	$0.13	$(0.02)	$0.02	$(0.05)
Shares used in computing basic net income (loss) per share	593,955	557,700	591,210	555,156

	Three Months Ended July 31,		Six Months Ended July 31,
	2013	2012	2013	2012
Non-GAAP Basic Net Income Per Share
Non-GAAP net income	$56,295	$60,716	$117,259	$115,170
Basic Non-GAAP net income per share	$0.09	$0.11	$0.20	$0.21
Shares used in computing basic net income per share	593,955	557,700	591,210	555,156

	Three Months Ended July 31,		Six Months Ended July 31,
	2013	2012	2013	2012
GAAP Diluted Net Income (Loss) Per Share
Net income (loss)	$76,603	$(9,829)	$8,882	$(29,304)
Diluted net income (loss) per share	$0.12	$(0.02)	$0.01	$(0.05)
Shares used in computing diluted net income (loss) per share	624,656	557,700	623,865	555,156

	Three Months Ended July 31,		Six Months Ended July 31,
	2013	2012	2013	2012
Non-GAAP Diluted Net Income Per Share
Non-GAAP net income	$56,295	$60,716	$117,259	$115,170
Diluted Non-GAAP net income per share	$0.09	$0.10	$0.19	$0.20
Shares used in computing diluted net income per share	624,656	584,776	623,865	584,808

(1)	Prior period results have been adjusted to reflect the four for one stock split through a stock dividend which occurred in April 2013 (See Supplemental Diluted Share Count Information for additional details).